UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2010

REHABCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14655	51-0265872
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

7733 Forsyth Boulevard
Suite 2300
St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

(800) 677-1238
(Company’s telephone number, including area code)

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

The information in Exhibit 99.1 is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

RehabCare Group, Inc. ("the Company") held its annual meeting of stockholders on May 4, 2010. In connection with the meeting, proxies were solicited pursuant to the Securities Exchange Act of 1934. Following are the voting results on proposals considered and voted upon at the meeting, all of which were described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 23, 2010.

1.	Votes regarding the persons nominated to serve as directors for a term expiring in 2011 were as follows. Each of the eight nominees for director was elected.

	Votes	Votes	Broker
Nominee	For	Withheld	Non-Votes

Colleen Conway-Welch	19,805,467	270,578	1,230,228
Anthony Piszel	19,790,650	285,395	1,230,228
Christopher Hjelm	19,802,853	273,193	1,230,228
Suzan Rayner	19,806,339	269,706	1,230,228
Harry Rich	19,702,827	373,219	1,230,228
Larry Warren	19,708,909	367,136	1,230,228
Theodore Wight	19,358,621	717,425	1,230,228
John Short	19,801,934	274,111	1,230,228

2.	KPMG LLP was ratified as the Company's independent registered public accounting firm for 2010. The voting results were as follows:

Votes For	Votes Against	Votes Abstained
20,683,844	484,729	137,699

3.	The RehabCare Group, Inc. 2006 Equity Incentive Plan (As Amended and Restated Effective May 4, 2010) was approved by stockholders. The voting results were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
18,343,779	1,587,850	144,416	1,230,228

Item 7.01		Regulation FD Disclosure

The information in Exhibit 99.2 is incorporated herein by reference.

Item 9.01		Financial Statements and Exhibits

(d)		Exhibits

The following exhibits are furnished pursuant to Item 2.02, 7.01 and 9.01 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934:

	99.1	Press release dated May 4, 2010, announcing our first quarter revenues and results of operations.

	99.2	The script for a conference call held by the registrant on May 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2010

REHABCARE GROUP, INC.

By: /s/	Jay W. Shreiner
Jay W. Shreiner
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 4, 2010, announcing our first quarter revenues and results of operations.

99.2	The script for a conference call held by the registrant on May 5, 2010